EXHIBIT 99.1

McGrath RentCorp Announces Results for Second Quarter 2019

LIVERMORE, Calif., July 30, 2019 (GLOBE NEWSWIRE) -- McGrath RentCorp (NASDAQ: MGRC) (the “Company”), a diversified business-to-business rental company, today announced total revenues for the quarter ended June 30, 2019 of $127.4 million, an increase of 9%, compared to the second quarter of 2018.  The Company reported net income of $19.5 million, or $0.79 per diluted share, for the second quarter of 2019, compared to net income of $15.9 million, or $0.65 per diluted share, for the second quarter of 2018.

SECOND QUARTER 2019 COMPANY HIGHLIGHTS:

  Income from operations increased 19% year-over-year to $29.1 million.

  Rental revenues increased 14% year-over-year to $88.1 million.

  Adjusted EBITDA1 increased 15% year-over-year to $52.4 million.

  Dividend rate increased 10% year-over-year to $0.375 per share for the second quarter of 2019.  On an annualized basis, this dividend represents a 2.3% yield on the July 29, 2019 close price of $64.80 per share.

Joe Hanna, President and CEO of McGrath RentCorp, made the following comments regarding these results and future expectations:

“For the second quarter, each of our divisions continued to perform well as companywide rental revenues increased 14% and operating profit increased 19%.  Our $4.6 million operating profit growth was driven by a $6.2 million rental gross profit increase, that fully offset a $2.6 million sales gross profit decrease. We are pleased with the positive momentum in our business as we take advantage of favorable economic conditions and continue to implement our strategy of performance improvement.

Mobile Modular rental revenues for the quarter increased 17% from a year ago, driven by improvement in average rental rates, a larger fleet and improved utilization.  Activity in each of our operating geographies was healthy in both commercial and education markets.  Portable Storage rental revenues grew by 16%.  Sales revenues decreased year over year, due primarily to project timing.

TRS-RenTelco rental revenues for the quarter increased 15%, primarily driven by higher average rental equipment and improved utilization.  Demand for both communications and general purpose test equipment has been healthy, including some increased initial activity related to 5G.

Adler Tank Rentals rental revenues for the quarter increased 6% from a year ago driven primarily by higher rental rates, partly offset by lower utilization.  Five of six industry vertical markets increased year-over-year on broad-based demand.

The first half of the year is complete and we are pleased with the execution of our strategy.   At this time, our order backlogs and activity levels remain healthy. We enter the second half of 2019 on a positive note and upwardly revised financial outlook.  Our focus on performance improvement and prudent capital allocation continues.”

1.	Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation. A reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.

DIVISION HIGHLIGHTS:

All comparisons presented below are for the quarter ended June 30, 2019 to the quarter ended June 30, 2018 unless otherwise indicated.

MOBILE MODULAR

For the second quarter of 2019, the Company’s Mobile Modular division reported income from operations of $16.3 million, an increase of $4.5 million, or 38%.  Rental revenues increased 17% to $44.7 million, depreciation expense increased 4% to $5.5 million and other direct costs increased 15% to $14.3 million, which resulted in an increase in gross profit on rental revenues of 22% to $25.0 million.   Rental related services revenues increased 28% to $15.9 million, with associated gross profit increasing 47% to $4.2 million.  Sales revenues decreased 25% to $6.7 million while gross margin on sales increased to 37% from 35%, resulting in a 21% decrease in gross profit on sales revenues to $2.5 million.  Selling and administrative expenses increased 5% to $15.7 million, primarily due to higher allocated corporate expenses.

TRS-RENTELCO

For the second quarter of 2019, the Company’s TRS-RenTelco division reported income from operations of $8.7 million, an increase of $0.3 million, or 3%.  Rental revenues increased 15% to $25.5 million, depreciation expense increased 15% to $10.2 million and other direct costs increased 13% to $4.0 million, which resulted in a 16% increase in gross profit on rental revenues to $11.3 million.  Sales revenues decreased 22% to $5.3 million.  Gross margin on sales decreased to 51% from 58%, resulting in a 32% decrease in gross profit on sales revenues to $2.7 million.  Selling and administrative expenses increased 3% to $6.1 million, primarily due to increased salaries and employee benefit costs.

ADLER TANKS

For the second quarter of 2019, the Company’s Adler Tanks division reported income from operations of $4.8 million, an increase of $0.8 million, or 20%.  Rental revenues increased 6% to $17.9 million, depreciation expense increased 3% to $4.1 million and other direct costs increased 26% to $3.4 million, which resulted in an increase in gross profit on rental revenues of 1% to $10.3 million.  Rental related services revenues increased 29% to $7.7 million, with gross profit on rental related services increasing 71% to $2.0 million.  Selling and administrative expenses increased 5% to $7.8 million, primarily due to increased salaries and employee benefit costs.

FINANCIAL OUTLOOK:

Based upon the Company’s year-to-date results and current outlook for the remainder of the year, the Company is raising its financial outlook and expects its 2019 total operating profit to increase 9% to 14% above 2018 results, as compared to our prior expectation of a 5% to 10% increase.

ABOUT MCGRATH RENTCORP:

Founded in 1979, McGrath RentCorp (Nasdaq: MGRC) is a diversified business-to-business rental company providing modular buildings, electronic test equipment, portable storage and tank containment solutions across the United States and other select North American regions.  The Company’s rental operations consist of four divisions: Mobile Modular rents and sells modular buildings to fulfill customers’ temporary and permanent classroom and office space needs; TRS-RenTelco rents and sells electronic test equipment; Adler Tank Rentals rents and sells containment solutions for hazardous and nonhazardous liquids and solids; and Mobile Modular Portable Storage provides portable storage rental solutions.  For more information on McGrath RentCorp and its operating units, please visit our websites:

Corporate – www.mgrc.com
Modular Buildings – www.mobilemodular.com
Electronic Test Equipment – www.trsrentelco.com
Tanks and Boxes – www.adlertankrentals.com
Portable Storage – www.mobilemodularcontainers.com
School Facilities Manufacturing – www.enviroplex.com

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings.  You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

CONFERENCE CALL NOTE:

As previously announced in its press release of July 1, 2019, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on July 30, 2019 to discuss the second quarter 2019 results.  To participate in the teleconference, dial 1-844-707-0666 (in the U.S.), or 1-703-639-1220 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/.  A replay will be available for 7 days following the call by dialing 1-855-859-2056 (in the U.S.), or 1-404-537-3406 (outside the U.S.).  The pass code for the conference call replay is 7257099.  In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, regarding McGrath RentCorp’s expectations, strategies, prospects or targets are forward looking statements.  These forward-looking statements also can be identified by the use of forward-looking terminology such as “believes,” “expects,” “will,” or “anticipates” or the negative of these terms or other comparable terminology.  In particular, Mr. Hanna’s comments on the positive momentum in the business as the Company takes advantage of favorable economic conditions, increased initial activity related to 5G at TRS-RenTelco, order backlogs and activity levels remain healthy, the focus on continuing performance improvement and prudent capital allocation, as well as the full year 2019 outlook in the “Financial Outlook” section are forward-looking.

These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause our actual results to differ materially from those projected including: the extent of the recovery underway in our modular building division; the state of the wireless communications network upgrade environment; the utilization levels and rental rates of our Adler Tanks liquid and sold containment tank and box rental assets; continued execution of our performance improvement and capital allocation initiatives; and our ability to effectively manage our rental assets, as well as the factors disclosed under “Risk Factors” in the Company’s Form 10-K and other SEC filings.

Forward-looking statements are made only as of the date hereof.  Except as otherwise required by law, we assume no obligation to update any of the forward-looking statements contained in this press release.

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2019	2018	2019	2018
Revenues
Rental	$88,105	$77,267	$170,801	$151,528
Rental related services	24,467	19,086	45,922	36,917
Rental operations	112,572	96,353	216,723	188,445
Sales	13,707	19,546	30,532	31,637
Other	1,160	1,084	2,192	1,986
Total revenues	127,439	116,983	249,447	222,068
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	19,726	18,103	38,687	35,880
Rental related services	18,137	15,018	34,500	28,786
Other	21,741	18,753	41,474	35,022
Total direct costs of rental operations	59,604	51,874	114,661	99,688
Costs of sales	7,954	11,181	17,900	18,282
Total costs of revenues	67,558	63,055	132,561	117,970
Gross profit	59,881	53,928	116,886	104,098
Selling and administrative expenses	30,815	29,479	60,510	57,607
Income from operations	29,066	24,449	56,376	46,491
Other income (expense):
Interest expense	(3,138)	(2,999)	(6,246)	(5,991)
Foreign currency exchange gain (loss)	37	(344)	86	(376)
Income before provision for income taxes	25,965	21,106	50,216	40,124
Provision for income taxes	6,477	5,194	12,279	9,746
Net income	$19,488	$15,912	$37,937	$30,378
Earnings per share:
Basic	$0.80	$0.66	$1.57	$1.26
Diluted	$0.79	$0.65	$1.54	$1.24
Shares used in per share calculation:
Basic	24,246	24,145	24,221	24,106
Diluted	24,579	24,584	24,561	24,549
Cash dividends declared per share	$0.375	$0.340	$0.750	$0.680

MCGRATH RENTCORP
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
(in thousands)	2019	2018
Assets
Cash	$1,496	$1,508
Accounts receivable, net of allowance for doubtful accounts of $1,883 in 2019 and 2018	121,018	121,016
Rental equipment, at cost:
Relocatable modular buildings	854,076	817,375
Electronic test equipment	307,639	285,052
Liquid and solid containment tanks and boxes	315,571	313,573
	1,477,286	1,416,000
Less accumulated depreciation	(534,134)	(514,985)
Rental equipment, net	943,152	901,015
Property, plant and equipment, net	126,906	126,899
Prepaid expenses and other assets	53,062	31,816
Intangible assets, net	6,807	7,254
Goodwill	27,808	27,808
Total assets	$1,280,249	$1,217,316
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$301,878	$298,564
Accounts payable and accrued liabilities	109,443	90,844
Deferred income	66,618	49,709
Deferred income taxes, net	210,001	206,664
Total liabilities	687,940	645,781
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,253 shares as of June 30, 2019 and 24,182 shares as of December 31, 2018	104,984	103,801
Retained earnings	487,407	467,783
Accumulated other comprehensive loss	(82)	(49)
Total shareholders’ equity	592,309	571,535
Total liabilities and shareholders’ equity	$1,280,249	$1,217,316

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
(in thousands)	2019	2018
Cash Flows from Operating Activities:
Net income	$37,937	$30,378
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43,087	40,288
Impairment of rental assets	—	39
Provision for doubtful accounts	371	181
Share-based compensation	2,746	1,828
Gain on sale of used rental equipment	(9,168)	(9,875)
Foreign currency exchange (gain) loss	(86)	376
Amortization of debt issuance costs	5	15
Change in:
Accounts receivable	(373)	596
Prepaid expenses and other assets	(21,246)	(14,938)
Accounts payable and accrued liabilities	18,468	(365)
Deferred income	16,909	4,854
Deferred income taxes	3,337	388
Net cash provided by operating activities	91,987	53,765
Cash Flows from Investing Activities:
Purchases of rental equipment	(90,701)	(58,662)
Purchases of property, plant and equipment	(3,961)	(6,417)
Proceeds from sales of used rental equipment	18,280	19,212
Net cash used in investing activities	(76,382)	(45,867)
Cash Flows from Financing Activities:
Net borrowings under bank lines of credit	3,309	31,431
Principal payments on Series A senior notes	—	(20,000)
Taxes paid related to net share settlement of stock awards	(1,563)	(2,792)
Payment of dividends	(17,337)	(14,501)
Net cash used in financing activities	(15,591)	(5,862)
Effect of foreign currency exchange rate changes on cash	(26)	(53)
Net increase (decrease) in cash	(12)	1,983
Cash balance, beginning of period	1,508	2,501
Cash balance, end of period	$1,496	$4,484
Supplemental Disclosure of Cash Flow Information:
Interest paid, during the period	$6,210	$6,123
Net income taxes paid, during the period	$6,173	$11,675
Dividends accrued during the period, not yet paid	$9,163	$8,267
Rental equipment acquisitions, not yet paid	$8,930	$7,201

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended June 30, 2019
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$44,737	$25,489	$17,879	$—	$88,105
Rental related services	15,901	854	7,712	—	24,467
Rental operations	60,638	26,343	25,591	—	112,572
Sales	6,725	5,317	593	1,072	13,707
Other	359	650	151	—	1,160
Total revenues	67,722	32,310	26,335	1,072	127,439

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,469	10,164	4,093	—	19,726
Rental related services	11,728	686	5,723	—	18,137
Other	14,282	4,018	3,441	—	21,741
Total direct costs of rental operations	31,479	14,868	13,257	—	59,604
Costs of sales	4,257	2,617	415	665	7,954
Total costs of revenues	35,736	17,485	13,672	665	67,558

Gross Profit
Rental	24,986	11,307	10,345	—	46,638
Rental related services	4,173	168	1,989	—	6,330
Rental operations	29,159	11,475	12,334	—	52,968
Sales	2,468	2,700	178	407	5,753
Other	359	650	151	—	1,160
Total gross profit	31,986	14,825	12,663	407	59,881
Selling and administrative expenses	15,677	6,093	7,814	1,231	30,815
Income from operations	$16,309	$8,732	$4,849	$(824)	29,066
Interest expense					(3,138)
Foreign currency exchange gain					37
Provision for income taxes					(6,477)
Net income					$19,488

Other Information
Average rental equipment [1]	$786,512	$297,379	$313,552
Average monthly total yield [2]	1.90%	2.86%	1.90%
Average utilization [3]	79.2%	67.2%	57.5%
Average monthly rental rate [4]	2.39%	4.25%	3.31%
  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended June 30, 2018
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$38,204	$22,165	$16,898	$—	$77,267
Rental related services	12,388	707	5,991	—	19,086
Rental operations	50,592	22,872	22,889	—	96,353
Sales	8,961	6,844	30	3,711	19,546
Other	318	636	130	—	1,084
Total revenues	59,871	30,352	23,049	3,711	116,983

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,273	8,866	3,964	—	18,103
Rental related services	9,555	638	4,825	—	15,018
Other	12,467	3,563	2,723	—	18,753
Total direct costs of rental operations	27,295	13,067	11,512	—	51,874
Costs of sales	5,847	2,891	21	2,422	11,181
Total costs of revenues	33,142	15,958	11,533	2,422	63,055

Gross Profit
Rental	20,463	9,736	10,212	—	40,411
Rental related services	2,833	69	1,166	—	4,068
Rental operations	23,296	9,805	11,378	—	44,479
Sales	3,115	3,953	8	1,289	8,365
Other	318	636	130	—	1,084
Total gross profit	26,729	14,394	11,516	1,289	53,928
Selling and administrative expenses	14,918	5,942	7,460	1,159	29,479
Income from operations	$11,811	$8,452	$4,056	$130	24,449
Interest expense					(2,999)
Foreign currency exchange loss					(344)
Provision for income taxes					(5,194)
Net income					$15,912

Other Information
Average rental equipment [1]	$748,689	$274,317	$309,853
Average monthly total yield [2]	1.70%	2.69%	1.82%
Average utilization [3]	77.1%	63.2%	59.1%
Average monthly rental rate [4]	2.21%	4.26%	3.08%
  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Six months ended June 30, 2019
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$86,998	$49,112	$34,691	$—	$170,801
Rental related services	30,372	1,562	13,988	—	45,922
Rental operations	117,370	50,674	48,679	—	216,723
Sales	14,725	11,067	863	3,877	30,532
Other	719	1,245	228	—	2,192
Total revenues	132,814	62,986	49,770	3,877	249,447

Costs and Expenses
Direct costs of rental operations:
Depreciation	10,877	19,684	8,126	—	38,687
Rental related services	22,655	1,313	10,532	—	34,500
Other	26,917	8,118	6,439	—	41,474
Total direct costs of rental operations	60,449	29,115	25,097	—	114,661
Costs of sales	9,500	5,379	587	2,434	17,900
Total costs of revenues	69,949	34,494	25,684	2,434	132,561

Gross Profit
Rental	49,204	21,310	20,126	—	90,640
Rental related services	7,717	249	3,456	—	11,422
Rental operations	56,921	21,559	23,582	—	102,062
Sales	5,225	5,688	276	1,443	12,632
Other	719	1,245	228	—	2,192
Total gross profit	62,865	28,492	24,086	1,443	116,886
Selling and administrative expenses	31,047	12,063	14,894	2,506	60,510
Income (loss) from operations	$31,818	$16,429	$9,192	$(1,063)	56,376
Interest expense					(6,246)
Foreign currency exchange gain					86
Provision for income taxes					(12,279)
Net income					$37,937

Other Information
Average rental equipment [1]	$782,562	$291,590	$313,032
Average monthly total yield [2]	1.85%	2.81%	1.85%
Average utilization [3]	79.1%	65.7%	57.1%
Average monthly rental rate [4]	2.34%	4.27%	3.23%
  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Six months ended June 30, 2018
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$75,231	$43,694	$32,603	$—	$151,528
Rental related services	24,322	1,514	11,081	—	36,917
Rental operations	99,553	45,208	43,684	—	188,445
Sales	13,554	12,019	335	5,729	31,637
Other	615	1,163	208	—	1,986
Total revenues	113,722	58,390	44,227	5,729	222,068

Costs and Expenses
Direct costs of rental operations:
Depreciation	10,521	17,443	7,916	—	35,880
Rental related services	18,574	1,259	8,953	—	28,786
Other	22,798	7,067	5,157	—	35,022
Total direct costs of rental operations	51,893	25,769	22,026	—	99,688
Costs of sales	8,779	5,379	289	3,835	18,282
Total costs of revenues	60,672	31,148	22,315	3,835	117,970

Gross Profit
Rental	41,911	19,184	19,531	—	80,626
Rental related services	5,748	255	2,128	—	8,131
Rental operations	47,659	19,439	21,659	—	88,757
Sales	4,776	6,640	45	1,894	13,355
Other	615	1,163	208	—	1,986
Total gross profit	53,050	27,242	21,912	1,894	104,098
Selling and administrative expenses	28,930	11,560	14,658	2,459	57,607
Income (loss) from operations	$24,120	$15,682	$7,254	$(565)	46,491
Interest expense					(5,991)
Foreign currency exchange gain					(376)
Provision for income taxes					(9,746)
Net income					$30,378

Other Information
Average rental equipment [1]	$747,614	$269,455	$308,171
Average monthly total yield [2]	1.68%	2.70%	1.76%
Average utilization [3]	77.3%	62.8%	56.8%
Average monthly rental rate [4]	2.17%	4.30%	3.10%
  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.  The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements.  Management believes the exclusion of non-cash charges, including share-based compensation, is useful in measuring the Company’s cash available for operations and performance of the Company.  Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges.  The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow.  In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance.  Because Adjusted EBITDA is a non-GAAP financial measure as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2019	2018	2019	2018	2019	2018
Net income	$19,488	$15,912	$37,937	$30,378	$86,965	$164,864
Provision (benefit) for income taxes	6,477	5,194	12,279	9,746	27,822	(73,455)
Interest expense	3,138	2,999	6,246	5,991	12,552	11,875
Depreciation and amortization	21,987	20,360	43,087	40,288	84,774	79,952
EBITDA	51,090	44,465	99,549	86,403	212,113	183,236
Impairment of rental assets	—	—	—	39	—	1,678
Share-based compensation	1,354	964	2,746	1,828	5,029	3,488
Adjusted EBITDA [1]	$52,444	$45,429	$102,295	$88,270	$217,142	$188,402
Adjusted EBITDA margin [2]	41%	39%	41%	40%	41%	39%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2019	2018	2019	2018	2019	2018
Adjusted EBITDA [1]	$52,444	$45,429	$102,295	$88,270	$217,142	$188,402
Interest paid	(3,382)	(3,586)	(6,210)	(6,123)	(12,685)	(12,131)
Income taxes paid, net of refunds received	(5,463)	(10,103)	(6,173)	(11,675)	(12,655)	(23,038)
Gain on sale of used rental equipment	(4,553)	(6,027)	(9,168)	(9,875)	(18,852)	(19,694)
Foreign currency exchange (gain) loss	(37)	344	(86)	376	27	279
Amortization of debt issuance cost	2	2	5	15	10	40
Change in certain assets and liabilities:
Accounts receivable, net	(1,615)	(7,003)	(2)	777	(15,923)	(8,556)
Prepaid expenses and other assets	(9,726)	(11,635)	(21,246)	(14,938)	(15,659)	(2,975)
Accounts payable and other liabilities	9,380	9,621	15,663	2,084	17,171	2,905
Deferred income	8,431	5,571	16,909	4,854	22,313	1,540
Net cash provided by operating activities	$45,481	$22,613	$91,987	$53,765	$180,889	$126,772

  Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.
  Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

FOR INFORMATION CONTACT:	Keith E. Pratt
EVP & Chief Financial Officer
925-606-9200